EXHIBIT 9

EXECUTION COPY

AMENDMENT NO. 1 TO FISCAL AGENCY AGREEMENT

     AMENDMENT No. 1 (this “Amendment”), dated as of September 19, 2003, to the Fiscal Agency Agreement, dated as of July 25, 2001, among the Bolivarian Republic of Venezuela (the “Issuer” or “Republic”), Banco Central de Venezuela, as official financial agent of the Republic (“Banco Central”), and Deutsche Bank AG and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as fiscal agents and principal paying agents (the “Fiscal Agency Agreement”).

W I T N E S S E T H:

     WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

     WHEREAS, the Republic wishes to provide for the issuance of additional Series of Notes under (and as defined in) the Fiscal Agency Agreement, which Notes may contain new provisions relating to amendments and waivers and certain other changes, all as more fully described herein;

     WHEREAS, Section 11(b) of the Fiscal Agency Agreement provides, among other things, that the Republic and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of the Notes of any Series, amend the Fiscal Agency Agreement or the Notes of such Series for certain specified purposes, including amending the Fiscal Agency Agreement or the Notes of such Series in any manner that the Republic and the Fiscal Agent may determine and that shall not be inconsistent with the Notes of such Series and that shall not adversely affect the interest of any holder of the Notes of such Series in any material respect; and

     WHEREAS, the Republic has requested and the Fiscal Agent has agreed, consistent with such Section 11(b), to amend the Fiscal Agency Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.     Scope of Amendment. The provisions of this Amendment shall apply only to any Notes of any Series issued in the future under the Fiscal Agency Agreement that are in their terms stated to be “Collective Action Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Notes under the Fiscal Agency Agreement or any other Notes that are not so stated to be “Collective Action Securities” under the Fiscal Agency Agreement, as amended by this

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Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof.

     2.     Amendment to Section 1(c) of the Fiscal Agency Agreement. A new final paragraph is added to Section 1(c) of the Fiscal Agency Agreement, which paragraph shall read as follows:

To the extent that any Series of Notes issued hereunder is designated by the Republic in the terms and conditions of such Notes as Collective Action Securities, the terms and conditions of the Notes of such Series shall reflect, mutatis mutandis, the terms set forth in Section 11(f) hereof.

     3.     Addition of Section 11(f) of the Fiscal Agency Agreement. A new Section 11(f) is added to the Fiscal Agency Agreement, to read in full as follows:

(f) Collective Action Securities. Notwithstanding, and in lieu of, Sections 11(a), 11(b), 11(c) and 11(d) hereof, the following provisions shall apply to Collective Action Securities (as defined below):

(i) Calling of Meeting, Notice and Quorum. A meeting of holders of the Notes of a Series may be called, as set forth below, at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Notes of such Series to be made, given or taken by the holders of the Notes of such Series or to modify, amend or supplement the terms of the Notes of such Series or this Agreement as hereinafter provided. The Republic may at any time call a meeting of the holders of the Notes of a Series for any such purpose to be held at such time and at such place as the Republic shall determine. Notice of every meeting of holders of the Notes of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Notes of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting. In case at any time the holders of at least 10% in aggregate principal amount of the Outstanding Notes (as defined in clause (iv) of this Section 11(f)) of a Series shall, after the occurrence and during the continuance of an Event of Default with respect to the Notes of such Series, have requested the Fiscal Agent to call a meeting of the holders of Notes of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof.

To be entitled to vote at any meeting of holders of the Notes of a Series, a person shall be a holder of Outstanding Notes of such Series or a person duly appointed by an instrument in writing as proxy for such a

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holder. The persons entitled to vote a majority in principal amount of the Outstanding Notes of a Series shall constitute a quorum. In the absence of a quorum within two hours of the time fixed for any such meeting, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 additional days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice need be published only once, but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote 35% in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes which shall constitute a quorum. Any Noteholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Noteholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing (which may include authorization to vote on any other matters as may come before the meeting).

The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for the conduct of any meeting of the holders of the Notes of a Series with respect to the proof of the holding of Notes of such Series, the chairmanship of such meeting, the appointment of duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(ii) Approval. (a) At any meeting of holders of the Notes of any Series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Notes of such Series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Notes of such Series with respect to the action being taken), or (b) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Notes of any Series then Outstanding (or of such other percentage as may be set forth in the text of the Notes of such Series with respect to the action being taken), the Republic and the Fiscal Agent may modify, amend or supplement the terms of the Notes of such Series or, insofar as

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respects the Notes of such Series, this Agreement, in any way, and the holders of the Notes of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Notes of such Series to be made, given or taken by the holders of the Notes of such Series; provided, however, that no such action may, without the consent or affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 85% in aggregate principal amount of the Notes of such Series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Note of such Series, (B) reduce the principal amount of any Note of such Series, the portion of such principal amount that is payable upon acceleration of the maturity of such Note, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or the required place or places at which payment with respect to interest, premium or principal in respect of the Notes of such Series is payable, (D) shorten the period during which the Republic is not permitted to redeem the Notes of such Series, or permit the Republic to redeem the Notes of such Series if, prior to such action, the Republic is not permitted to do so, (E) reduce the proportion of the principal amount of the Notes of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Notes of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Republic to pay Additional Amounts, if any, pursuant to the Terms and Conditions of the Notes of such Series, (G) amend the definition of “Outstanding” as set forth in Section 11(f)(iv) hereof with respect to the Notes of such Series, (H) change the governing law provisions of the Notes of such Series, (I) change the Republic’s appointment of an agent for the service of process or the Republic’s agreement not to claim and to waive irrevocably any immunity in respect of any Related Proceeding, each as set forth in Section 14 hereof and in the Notes of such Series, (J) except as contemplated in clause (C) of the immediately following sentence, change the ranking of the Notes of such Series as set forth in the terms of the Notes of such Series or (K) in connection with an offer to acquire all or any portion of the Notes of such Series where the consideration consists of either cash, new securities to be issued by the Republic or any of its political subdivisions or instrumentalities, or any combination of the foregoing, amend any Event of Default (as defined in the terms of the Notes of such Series).

The Republic and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of the Notes of any Series, amend this Agreement or the Notes of such Series for the purpose of (A) adding to the covenants of the Republic for the benefit of the

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holders of the Notes of such Series, (B) surrendering any right or power conferred upon the Republic, (C) securing the Notes of such Series pursuant to the requirements of the Notes or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision hereof or of the Notes of such Series or (E) amending this Agreement or the Notes of such Series in any manner that the Republic and the Fiscal Agent may determine and that shall not be inconsistent with the Notes of such Series and that shall not adversely affect the interest of any holder of the Notes of such Series in any material respect.

It shall not be necessary for the vote or consent of the holders of the Notes of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(iii) Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Note of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note or any Note issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Notes of such Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Notes of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Notes of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Notes affected thereby, in all cases as provided in the Notes of such Series.

Notes of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Republic as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Notes of such Series modified to conform, in the opinion of the Fiscal Agent and the Republic, to any such

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modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may, but need not, be prepared by the Republic, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Notes of such Series.

(iv) “Outstanding” Defined. For purposes of this Agreement and the Notes, any Note authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(a)	Notes theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation;

(b)	Notes that have been called for redemption in accordance with their terms or that have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

(c)	Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to this Agreement;

provided that in determining whether the required percentage of holders of Notes of a Series is present at a meeting of holders for quorum purposes or has approved any amendment, modification or change to, or waiver of, the Notes or the Fiscal Agency Agreement, or whether the required percentage of holders has delivered a notice of acceleration of the Notes of such Series, Notes of such Series owned, directly or indirectly, by Venezuela or any public sector instrumentality of Venezuela will be disregarded and deemed not to be “Outstanding”, except that in determining whether the Fiscal Agent shall be protected in relying upon any amendment, modification, change or waiver, or any notice from holders, only Notes of such Series that the Fiscal Agent knows to be so owned shall be so disregarded. As used in this paragraph, “public sector instrumentality” means Banco Central, any department, ministry or agency of the federal government of Venezuela or any corporation, trust, financial institution or other entity owned or controlled by the federal government of Venezuela or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

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(v) Additional Issues of Collective Action Securities. The Republic may, from time to time, without the consent of the holders of any Notes of a Series of Collective Action Securities, create and issue additional Notes having terms and conditions the same as the existing Notes of such Series, or the same except for the amount of the first payment of interest, which additional Notes may be consolidated and form a single series with the outstanding Notes of such Series; provided that such additional Notes do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such Notes are subject to the U.S. federal tax laws), a greater amount of original issue discount than the existing Notes of such Series have as of the date of the issue of such additional Notes.

(vi) “Collective Action Securities” Defined. For purposes hereof, “Collective Action Securities” shall mean any Notes of any Series issued under this Agreement that are in their terms stated to be “Collective Action Securities” under this Agreement.

     4.     Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

     5.     Counterparts. This Amendment may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same agreement.

     6.     Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE ISSUER SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

     7.     Effectiveness. This Amendment shall become effective as of the date hereof upon execution by the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BOLIVARIAN REPUBLIC OF VENEZUELA

By:
Name:
Title:

BANCO CENTRAL DE VENEZUELA

By:

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS as Fiscal Agent

By:

Name:
Title:

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DEUTSCHE BANK AG as Fiscal Agent

By:

Name:
Title:

Amendment No. 1
to Fiscal Agency Agreement